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Exhibit 10.3

GUARANTY

        This GUARANTY dated as of May 10, 2004 (together with all amendments, if any, from time to time hereto, this "Guaranty"), by and among the Guarantors identified as such on the signature page hereof (each, a "Guarantor" and collectively, "Guarantors") and Credit Suisse First Boston, acting through its Cayman Islands Branch, in its capacity as Term Agent for the Term Secured Parties (as defined in the Credit Agreement) (together with its successors and assigns, the "Term Agent").

W I T N E S S E T H:

        WHEREAS, pursuant to that certain Credit Agreement, dated as May 10, 2004, by and among Guarantors, the Persons named therein as Credit Parties, CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as Sole Bookrunner, Sole Lead Arranger, Syndication Agent and Documentation Agent (in each such respective capacity, the "Arranger", "Documentation Agent" and "Syndication Agent") and Term Agent, and CONGRESS FINANCIAL CORPORATION (SOUTHWEST) as Term Agent and the Persons signatory thereto from time to time as Term Secured Parties (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement") Term Secured Parties have agreed to make Term Loans to Borrowers;

        WHEREAS, Guarantors are affiliates of the Borrowers and as such will derive direct and indirect economic benefits from the making of the Term Loans and other financial accommodations provided to Borrowers pursuant to the Credit Agreement; and

        WHEREAS, in order to induce Term Agent and Term Secured Parties to enter into the Credit Agreement and other Loan Documents and to induce Term Secured Parties to make the Term Loans as provided for in the Credit Agreement, Guarantors have agreed to guarantee payment of the Term Obligations;

        NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce Term Secured Parties to provide the Term Loans and other financial accommodations under the Credit Agreement, it is agreed as follows:

1. DEFINITIONS.

        Capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement, unless otherwise defined herein.

        References to this "Guaranty" shall mean this Guaranty, including all amendments, modifications and supplements and any annexes, exhibits and schedules to any of the foregoing, and shall refer to this Guaranty as the same may be in effect at the time such reference becomes operative.

2. THE GUARANTY.

        2.1    Guaranty of Guaranteed Obligations of Borrowers.    Each Guarantor hereby jointly and severally unconditionally guarantees to Term Agent for the ratable benefit of the Term Secured Parties, and their respective successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Term Obligations of Borrowers (hereinafter the "Guaranteed Obligations"). Guarantors agree that this Guaranty is a guaranty of payment and performance and not of collection, and that their obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

          (a)   the genuineness, validity, regularity, enforceability or any future amendment of, or change in this Guaranty, any other Loan Document or any other agreement, document or instrument to which any Credit Party and/or Guarantors are or may become a party;

          (b)   the absence of any action to enforce this Guaranty or any other Loan Document or the waiver or consent by Term Agent and/or Term Secured Parties with respect to any of the provisions thereof;

          (c)   the existence, value or condition of, or failure to perfect its Liens against, any Collateral for the Guaranteed Obligations or any action, or the absence of any action, by Term Agent in respect thereof (including, without limitation, the release of any such security); or

          (d)   the insolvency of any Credit Party; or

          (e)   any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, other than payment in full of the Term Obligations and termination of the Loan Documents, it being agreed by each Guarantor that its obligations under this Guaranty shall not be discharged until the Termination Date. Each Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Guaranteed Obligations. Each Guarantor agrees that any notice or directive given at any time to Term Agent which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by Term Agent and Term Secured Parties, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless Term Agent and the requisite number of Term Secured Parties have specifically agreed otherwise in writing. It is agreed among each Guarantor, Term Agent and Term Secured Parties that the foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and that, but for this Guaranty and such waivers, Term Agent and Term Secured Parties would decline to enter into the Credit Agreement.

        2.2    Demand by Term Agent or Term Secured Parties.    In addition to the terms of the Guaranty set forth in Section 2.1 hereof, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if, at any time, the outstanding principal amount of the Guaranteed Obligations under the Credit Agreement (including all accrued interest thereon) is declared to be immediately due and payable, then Guarantors shall, without demand, pay to the holders of the Guaranteed Obligations the entire outstanding Guaranteed Obligations due and owing to such holders. Payment by Guarantors shall be made to Term Agent in immediately available Federal funds to an account designated by Term Agent or at the address set forth herein for the giving of notice to Term Agent or at any other address that may be specified in writing from time to time by Term Agent, and shall subject to the intercreditor provisions of the Credit Agreement be credited and applied to the Guaranteed Obligations.

        2.3    Enforcement of Guaranty.    In no event shall Term Agent have any obligation (although it is entitled, at its option) to proceed against any Borrower or any other Credit Party or any Collateral pledged to secure Guaranteed Obligations before seeking satisfaction from any or all of the Guarantors, and Term Agent may proceed, prior or subsequent to, or simultaneously with, the enforcement of Term Agent's rights hereunder, to exercise any right or remedy which it may have against any Collateral, as a result of any Lien it may have as security for all or any portion of the Guaranteed Obligations.

        2.4    Waiver.    In addition to the waivers contained in Section 2.1 hereof, Guarantors waive, and agree that they shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantors of their Guaranteed Obligations under, or the enforcement by Term Agent or Term Secured Parties of, this Guaranty. Guarantors hereby waive diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in any Borrower's financial condition or any other fact which might increase the risk to Guarantors) with respect to any of the Guaranteed Obligations or all other demands whatsoever and waive the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. Guarantors represent, warrant and jointly and severally agree that, as of the date of this Guaranty, their obligations under this Guaranty are not subject to any offsets or defenses against Term Agent or Term Secured Parties or any Credit Party of any kind. Guarantors further jointly and severally agree that their obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against Term Agent or any Term Secured Party or against any Credit Party of any kind which may arise in the future.

        2.5    Benefit of Guaranty.    The provisions of this Guaranty are for the benefit of Term Agent and Term Secured Parties and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any Credit Party and Term Agent or Term Secured Parties, the obligations of any Credit Party under the Loan Documents. In the event all or any part of the Guaranteed Obligations are transferred, indorsed or assigned by Term Agent or any Term Secured Party to any Person or Persons in accordance with the terms of the Credit Agreement, any reference to "Term Agent" or "Term Secured Party" herein shall be deemed to refer equally to such Person or Persons.

        2.6    Modification of Guaranteed Obligations, Etc.    Each Guarantor hereby acknowledges and agrees that Term Agent and Term Secured Parties may at any time or from time to time, with or without the consent of, or notice to, Guarantors or any of them:

          (a)   change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations;

          (b)   take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

          (c)   amend or modify, in any manner whatsoever, the Loan Documents;

          (d)   extend or waive the time for any Credit Party's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

          (e)   subject to the intercreditor provisions of the Credit Agreement, take and hold Collateral for the payment of the Guaranteed Obligations guaranteed hereby or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which Term Agent or Term Secured Parties have been granted a Lien, to secure any Term Obligations;

          (f)    release anyone who may be liable in any manner for the payment of any amounts owed by Guarantors or any Credit Party to Term Agent or any Term Secured Party;

          (g)   modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of any Guarantor or any Credit Party are subordinated to the claims of Term Agent and Term Secured Parties; and/or

          (h)   subject to the intercreditor provisions of the Credit Agreement, apply any sums by whomever paid or however realized to any amounts owing by any Guarantor or any Revolver Credit Party to Term Agent or any Term Secured Party in such manner as Term Agent or any Term Secured Party shall determine in its discretion;

and Term Agent and Term Secured Parties shall not incur any liability to Guarantors as a result thereof, and no such action shall impair or release the Guaranteed Obligations of Guarantors or any of them under this Guaranty.

        2.7    Reinstatement.    This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any Credit Party or any Guarantor for liquidation or reorganization, should any Credit Party or any Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Credit Party's or such Guarantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Term Agent or any Term Secured Party, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

        2.8    Waiver of Subrogation, Etc.    Notwithstanding anything to the contrary in this Guaranty, or in any other Loan Document, each Guarantor hereby:

          (a)   expressly and irrevocably waives, on behalf of itself and its successors and assigns (including any surety), any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any Person, and which such Guarantor may have or hereafter acquire against any Credit Party in connection with or as a result of such Guarantor's execution, delivery and/or performance of this Guaranty, or any other documents to which such Guarantor is a party or otherwise; and

          (b)   acknowledges and agrees (i) that this waiver is intended to benefit Term Agent and Term Secured Parties and shall not limit or otherwise effect any Guarantor's liability hereunder or the enforceability of this Guaranty, and (ii) that Term Agent, Term Secured Parties and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 2.8 and their rights under this Section 2.8 shall survive payment in full of the Guaranteed Obligations.

        2.9    Election of Remedies.    If Term Agent may, under applicable law, proceed to realize benefits under any of the Loan Documents giving Term Agent and Term Secured Parties Liens upon any Collateral owned by any Credit Party, either by judicial foreclosure or by non-judicial sale or enforcement, Term Agent may, at its sole option, determine which of such remedies or rights it may pursue without affecting any of such rights and remedies under this Guaranty. If, in the exercise of any of its rights and remedies, Term Agent shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Credit Party, whether because of any applicable laws pertaining to "election of remedies" or the like, Guarantors hereby consent to such action by Term Agent and waive any claim based upon such action, even if such action by Term Agent shall result in a full or partial loss of any rights of subrogation which Guarantors might otherwise have had but for such action by Term Agent. Any election of remedies which results in the denial or impairment of the right of Term Agent to seek a deficiency judgment against any Credit Party shall not impair each Guarantor's obligation to pay the full amount of the Guaranteed Obligations. In the event Term Agent shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Term Agent may bid all or less than the amount of the Guaranteed Obligations and the amount of such bid need not be paid by Term Agent but shall be credited against the Guaranteed Obligations. The amount of the successful bid at any such sale shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Guaranteed Obligations shall be conclusively deemed to be the amount of the Guaranteed Obligations guaranteed under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Term Agent and Term Secured Parties might otherwise be entitled but for such bidding at any such sale.

        2.10    Funds Transfers.    If any Guarantor shall engage in any transaction as a result of which any Borrower is required to make a mandatory prepayment with respect to the Guaranteed Obligations under the terms of the Credit Agreement (including any issuance or sale of such Guarantor's Stock or any sale of its assets), such Guarantor shall distribute to, or make a contribution to the capital of, in its discretion, one or more of the Borrowers an amount equal to the mandatory prepayment required under the terms of the Credit Agreement.

3. DELIVERIES.

        In a form satisfactory to Term Agent, Guarantors shall deliver to Term Agent (with sufficient copies for each Term Secured Party), concurrently with the execution of this Guaranty and the Credit Agreement, the Loan Documents and other instruments, certificates and documents as are required to be delivered by Guarantors to Term Agent under the Credit Agreement.

4. REPRESENTATIONS AND WARRANTIES.

        To induce Term Secured Parties to make the Term Loans under the Credit Agreement, Guarantors jointly and severally make the representations and warranties as to each Guarantor contained in the Credit Agreement, each of which is incorporated herein by reference, each and all of which shall survive the execution and delivery of this Guaranty.

5. FURTHER ASSURANCES.

        Each Guarantor agrees, upon the written request of Term Agent or any Term Secured Party, to execute and deliver to Term Agent or such Term Secured Party, from time to time, any additional instruments or documents reasonably considered necessary by Term Agent or such Term Secured Party to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

6. PAYMENTS FREE AND CLEAR OF TAXES.

        All payments required to be made by each Guarantor hereunder shall be made to Term Agent and Term Secured Parties free and clear of, and without deduction for, any and all present and future Taxes. If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (a) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6) Term Agent or Term Secured Parties, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (b) such Guarantor shall make such deductions, and (c) such Guarantor shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, each applicable Guarantor shall furnish to Term Agent the original or a certified copy of a receipt evidencing payment thereof. Each Guarantor shall jointly and severally indemnify and, within ten (10) days of demand therefor, pay Term Agent and each Term Secured Party for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 6) paid by Term Agent or such Term Secured Party, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

7. OTHER TERMS.

        7.1    Entire Agreement.    This Guaranty, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guaranty of the loans and advances under the Loan Documents and/or the Guaranteed Obligations.

        7.2    Headings.    The headings in this Guaranty are for convenience of reference only and are not part of the substance of this Guaranty.

        7.3    Severability.    Whenever possible, each provision of this Guaranty shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

        7.4    Notices.    Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Guaranty, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be addressed to the party to be notified in accordance with Section 12.10 of the Credit Agreement or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been validly served, given or delivered (i) upon the earlier of actual receipt and three (3) Business Days after the same shall have been deposited with the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid, (ii) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 7.4), (iii) one (1) Business Day after deposit with a reputable overnight carrier with all charges prepaid, or (iv) when delivered, if hand-delivered by messenger.

        7.5    Successors and Assigns.    This Guaranty and all obligations of Guarantors hereunder shall be binding upon the successors and assigns of each Guarantor (including a debtor-in-possession on behalf of such Guarantor) and shall, together with the rights and remedies of Term Agent, for itself and for the ratable benefit of Term Secured Parties, hereunder, inure to the benefit of Term Agent and Term Secured Parties, all future holders of any instrument evidencing any of the Obligations and their respective permitted successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the rights of Term Agent and Term Secured Parties hereunder. Guarantors may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Guaranty.

        7.6    No Waiver; Cumulative Remedies; Amendments.    Neither Agent nor any Term Secured Party shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Term Agent and then only to the extent therein set forth. A waiver by Term Agent, for itself and the ratable benefit of Term Secured Parties, of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Term Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Term Agent or any Term Secured Party, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Guaranty may be waived, altered, modified, supplemented or amended except by an instrument in writing, duly executed by Term Agent and Guarantors.

        7.7    Termination.    This Guaranty is a continuing guaranty and shall remain in full force and effect until the Termination Date. Upon payment and performance in full of the Guaranteed Obligations, Term Agent shall deliver to Guarantors such documents as Guarantors may reasonably request to evidence such termination.

        7.8    GOVERNING LAW.    EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH GUARANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN GUARANTORS, TERM AGENT AND TERM SECURED PARTIES PERTAINING TO THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT TERM AGENT, TERM SECURED PARTIES AND GUARANTORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, AND, PROVIDED, FURTHER, NOTHING IN THIS GUARANTY SHALL BE DEEMED OR OPERATE TO PRECLUDE EITHER ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF TERM AGENT. EACH GUARANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH GUARANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH GUARANTOR AT THE ADDRESS SET FORTH ON SECTION 12.10 OF THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

        7.9    Counterparts.    This Guaranty may be executed in any number of counterparts, each of which shall collectively and separately constitute one and the same agreement.

        7.10    Limitation on Guaranteed Obligations.    Notwithstanding any provision herein contained to the contrary, each Guarantor's liability hereunder shall be limited to an amount not to exceed as of any date of determination the greater of:

          (a)   the net amount of all Term Loans and other extensions of credit (including Letters of Credit) advanced under the Credit Agreement and directly or indirectly re-loaned or otherwise transferred to, or incurred for the benefit of, such Guarantor, plus interest thereon at the applicable rate specified in the Credit Agreement; or

          (b)   the amount which, after giving effect to such amount and the liabilities of such Guarantor owing with respect to Revolving Obligations owing to the Revolver Secured Parties under the Credit Agreement to the extent the fair saleable value of the Revolver Primary Collateral owned by such Guarantor as of the date of the commencement of any bankruptcy or insolvency proceeding in respect of such Guarantor could be claimed by the Term Agent and Term Secured Parties from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Guarantor's right of contribution and indemnification from each other Guarantor under Section 7.10.

        7.11    Contribution with Respect to Guaranteed Obligations.

          (a)   To the extent that any Guarantor shall make a payment under this Guaranty of all or any of the Guaranteed Obligations (a "Guarantor Payment") which, taking into account all other Guarantor Payments then previously or concurrently made by the other Guarantors, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor's "Allocable Amount" (as defined below) (in effect immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of all of Guarantors in effect immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Term Obligations and termination of the Term Commitments, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each of the other Guarantors for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

          (b)   As of any date of determination, the "Allocable Amount" of any Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

          (c)   This Section 7.10 is intended only to define the relative rights of Guarantors and nothing set forth in this Section 7.10 is intended to or shall impair the obligations of Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

          (d)   The rights of the parties under this Section 7.10 shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations and the termination of the Credit Agreement and the other Loan Documents.

          (e)   The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of any Guarantor to which such contribution and indemnification is owing.

8. SECURITY.

        To secure payment of each Guarantor's obligations under this Guaranty, concurrently with the execution of this Guaranty, each Guarantor has entered into a Security Agreement pursuant to which each Guarantor has granted to Term Agent for the benefit of Term Secured Parties a security interest in substantially all of its personal property and has entered into a Pledge Agreement pursuant to which each Guarantor has pledged all of the Stock of each of its Subsidiaries to Term Agent for the ratable benefit of Term Secured Parties.

9. CREDIT AGREEMENT.

        Each Guarantor agrees to perform, comply with and be bound by the covenants contained in Sections 5, 6 and 7 of the Credit Agreement (which provisions are incorporated herein by reference) as if each Guarantor were a Credit Party signatory to the Credit Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Guaranty as of the date first above written.

COFFEYVILLE PIPELINE, INC.
COFFEYVILLE REFINING & MARKETING, INC.
COFFEYVILLE NITROGEN FERTILIZERS, INC.
COFFEYVILLE CRUDE TRANSPORTATION, INC.
COFFEYVILLE TERMINAL, INC.
COFFEYVILLE GROUP HOLDINGS, LLC
COFFEYVILLE RESOURCES PIPELINE, LLC
COFFEYVILLE RESOURCES MANAGEMENT, INC.
By:
Name:
Title:

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch as Term Agent
By:
Name:
Title:

S-1

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  Exhibit 10.3
GUARANTY